Exhibit 3.3
CKE RESTAURANTS, INC.
BYLAWS
AS AMENDED EFFECTIVE SEPTEMBER 4, 2008
ARTICLE I: Offices
     SECTION 1.1. Registered Office. The registered office of CKE Restaurants, Inc. (the “Corporation”) shall be at Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof shall be Corporation Service Company.
     SECTION 1.2. Principal Office. The principal office for the transaction of the business of the Corporation shall be at 1200 North Harbor Boulevard, Anaheim, California 92801. The Board of Directors of the Corporation (the “Board”) is hereby granted full power and authority to change said principal office from one location to another.
     SECTION 1.3. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the corporation may require.
ARTICLE II: Meetings of Stockholders
     SECTION 2.1. Place of Meetings. All annual meetings of stockholders and all other meetings of stockholders shall be held either at the principal office of the corporation or at any other place within or without the State of Delaware that may be designated by the Board pursuant to authority hereinafter granted to the Board.
     SECTION 2.2. Annual Meetings. Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and place and on such date as the Board shall determine by resolution.
     SECTION 2.3. Special Meetings. Special meetings of stockholders of the Corporation for any purpose or purposes may only be called in accordance with the provisions of the Certificate of Incorporation.
     SECTION 2.4. Notice of Meetings. Except as otherwise required by law, notice of each meeting or stockholders. whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to such stockholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to such stockholder at such stockholder’s post office address furnished by such stockholder to the Secretary of the Corporation for such purpose, or, if such stockholder shall not have furnished an address to the Secretary for such purpose, then at such stockholder’s post office address last known to the Secretary, or by transmitting a notice thereof to such stockholder at such address by telegraph, cable, wireless or fax. Except as otherwise expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.
     SECTION 2.5. Quorum. Except as otherwise required by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof. Subject to the requirement of a larger percentage vote contained in the Certificate of Incorporation, these Bylaws or by statute, the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.
     SECTION 2.6. Voting.
     (A) Each stockholder shall, at each meeting of stockholders, be entitled to vote in person or by proxy each share of the stock or the Corporation that has voting rights on the matter in question and that shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation:
     (i) on the date fixed pursuant to Section 6.5 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at the meeting; or
     (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day upon which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day upon which the meeting shall be held.
     (B) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware General Corporation Law.
     (C) Any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder as proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholder’s attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, and it shall state the number of shares voted.
     SECTION 2.7. List of Stockholders. The Secretary of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address et each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     SECTION 2.8. Judges. If at any meeting of stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of such judge’s ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which such officer shall have a material interest.
     SECTION 2.9. Advance Notice of Stockholder Proposals and Stockholder Nominations.
     (A) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this

Section 2.9. For business to be properly brought before any meeting of the stockholders by a stockholder (other than the nomination of a person for election as a director, which is governed by Section 2.9(B) below), the stockholder must have given notice thereof in writing to the Secretary of the Corporation not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. In addition, the stockholder providing such notice must be a stockholder of record both at the time the notice is given and at the time of the annual meeting at which the business referenced in the notice will be considered. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate, (v) any material interest of the stockholder or any Stockholder Affiliate in such business, and (vi) whether the stockholder or any Stockholder Affiliate intends to conduct a proxy solicitation. Furthermore, a stockholder providing such notice shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.9. The Chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered.
     For purposes of this Section 2.9, “public announcement” shall be deemed to include an announcement made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission, and “Stockholder Affiliate” means (i) any person controlling, directly or indirectly, or acting in concert with, any stockholder providing the notice pursuant to this Section 2.9, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Affiliate.
     (B) Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors, provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to the Secretary of the Corporation not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name and address of the person or persons to be nominated; (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the stockholder or any Stockholder Affiliate on the one hand, and any nominee for election as a director on the other hand, pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; (vi) the consent and commitment of each nominee to serve as a director of the Corporation and to comply with the Corporation’s corporate governance standards if so elected; (vii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate; and (viii) whether the stockholder or any Stockholder Affiliate intends to conduct a proxy solicitation. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.9(B). The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.
ARTICLE III: Board of Directors
     SECTION 3.1. General Powers. Subject to any requirements in the Certificate of Incorporation, these Bylaws, and of the Delaware General Corporation Law as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be under the direction of, the Board to the fullest extent permitted by law. Without limiting the generality of the foregoing, it is hereby expressly declared that the Board shall have the following powers, to wit:
     (A) to select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service;
     (B) to conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or these Bylaws (as the same may be amended from time to time), as it may deem best;
     (C) to change the location of the registered office of the Corporation in Section 1.1 hereof; to change the principal office and the principal office for the transaction of the business of the Corporation from one location to another as provided in Section 1.2 hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Delaware as provided in Section 1.3 hereof; to designate any place within or without the State of Delaware for the holding of any meeting or meetings of stockholders; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, and in its judgment as it may deem best, provided such seal and such certificate shall at all times comply with the provisions of law;

     (D) to authorize the issue of shares of stock of the Corporation from time to time, upon such terms and for such considerations as may be lawful;
     (E) to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust and securities therefor; and
     (F) by resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees of the Board, each consisting of one or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings at such committee or committees shall be conducted.
     SECTION 3.2. Number and Term of Office. The authorized number of directors of the Corporation shall be up to and including thirteen (13) until this Section 3.2 is amended by a resolution duly adopted by the Board. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until such director’s successor shall have been duly elected and shall qualify or until such director shall resign or shall have been removed in the manner provided in these Bylaws.
     SECTION 3.3. Election of Directors.
     (A) In an uncontested election of directors, each director of the Corporation shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”); provided, however, that, in a contested election, the directors shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 3.3, (i) an “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected, (ii) a “contested election” is an election in which the number of nominees for director nominated by (a) the Board or (b) any stockholder or (c) a combination of the Board and any stockholder, exceeds the number of directors to be elected, and (iii) a “majority of the votes cast” means that the number of votes “for” a nominee for director must exceed fifty percent (50%) of the votes cast. Votes “against” a nominee for director will count as votes cast, but “abstentions” will not count as votes cast. Prior to the meeting, the Board shall determine whether an election constitutes a contested election, and such determination shall remain effective from the date of such determination regardless of any change in the number of nominees for director or the number of directors to be elected.
     (B) In order for any incumbent director to become a nominee for further service on the Board, such person must submit an irrevocable letter of resignation to the Board, which offer of resignation shall become effective (i) upon that incumbent director not receiving a majority vote in an uncontested election, and (ii) upon acceptance of the offer of resignation by the Board as set forth in this Section 3.3.
     Within sixty (60) days following certification of the stockholder vote, the Corporation’s Nominating and Corporate Governance Committee (the “Committee”) shall recommend to the Board the action to be taken with respect to such offer of resignation. In determining whether or not to recommend that the Board accept any resignation offer, the

Committee shall be entitled to consider all factors believed relevant by the Committee’s members, including, without limitation: (i) any stated reasons for the incumbent director not receiving the required majority vote and whether the underlying cause or causes are curable; (ii) the factors, if any, set forth in the guidelines or other policies that are to be considered by the Committee in evaluating potential candidates for the Board as such factors relate to each incumbent director who has so offered his or her resignation; (iii) the length of service of such incumbent director; (iv) the effect of such resignation on the Corporation’s compliance with any law, rule, regulation, stock exchange listing standards or contractual obligations; (v) such incumbent director’s contributions to the Corporation; and (vi) any other factors that the Committee believes are in the best interests of the Corporation.
     The Board shall act on the Committee’s recommendation within ninety (90) days following certification of the stockholder vote and shall notify the incumbent director concerned of its decision. In determining whether or not to accept any resignation offer, the Board shall take into account the factors considered by the Committee and any additional information and factors that the Board believes to be relevant. If any director’s resignation offer is not accepted by the Board, the Board shall, within four (4) business days after reaching its decision, publicly disclose the decision, including the reasons for not accepting an offer of resignation, by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication.
     Any director who tenders his or her offer to resign shall not participate in either the Committee’s or the Board’s consideration or other actions regarding whether to accept the offer of resignation. If each member of the Committee did not receive the required majority vote, a majority of the Board shall appoint a special committee of independent directors for such purpose of making a recommendation to the Board. If no independent directors received the required majority vote, the Board shall act on the resignation offers.
     (C) If any incumbent director’s resignation offer is not accepted by the Board, such incumbent director shall continue to serve on the Board for the term for which he or she would have been elected and until his or her successor is duly elected and qualified, or until the incumbent director’s earlier death, resignation, or removal. If an incumbent director’s offer of resignation is accepted by the Board pursuant to this Section 3.3, or if a nominee for director is not elected by a majority vote and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.5 hereof.
     SECTION 3.4. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 3.5. Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by vote of the majority of the remaining directors, even though less than a quorum, or by a sole remaining director; provided, however, that whenever the holders of any class or series of shares are entitled to elect one or more directors, any vacancy or newly created directorship of such class or series may be filled by a majority of the directors elected, by such class or series then in office, or by a sole remaining director so elected. Each director so chosen to fill a vacancy shall hold office until such director’s successor shall have been elected and shall qualify or until such director shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
     SECTION 3.6. Place of Meeting. The Board or any committee thereof may hold any of its meetings at such place or places within or without the State of Delaware as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.
     SECTION 3.7. Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, than the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.
     SECTION 3.8. Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board or, if the Chairman of the Board is absent or unable or refuses to act, by the Chief Executive Officer or the President. Except as otherwise provided by law or by these Bylaws, written notice of the time and place of special meetings shall be delivered personally or by facsimile transmission to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to such director at such director’s address, or in the case of facsimile transmission at the facsimile number, as it is shown upon the records of the Corporation, or, if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the County in which the principal office for the transaction of the business of the Corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by facsimile transmission as above provided, it shall be delivered at least 24 hours prior to the time of the holding of the meeting. Such mailing, telegraphing, delivery or facsimile transmission as above provided shall be due, legal and personal notice to such director. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     SECTION 3.9. Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative vote of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.
     SECTION 3.10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing is given thereto by all members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or of such committee.
     SECTION 3.11. Compensation. Directors who are not employees of the Corporation or any of its subsidiaries may receive an annual fee for their services as directors in an amount fixed by resolution of the Board, and, in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board for attendance at each meeting, including for attendance at each meeting of a committee or the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.
     SECTION 3.12. Committees. By resolution adopted by a majority of the authorized number of directors, the Board may designate an audit committee and a compensation committee and such other committees as it shall determine. Each committee shall consist of two or more of the members of the Board and shall serve at the pleasure of the Board. Each such committee shall be governed by a charter adopted by a majority of the authorized number of directors. To the extent provided in any such charter and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable law, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal or the Corporation to be affixed to all papers-which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern committees of the Board and actions by such committees.
ARTICLE IV: Officers
     SECTION 4.1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 4.3 hereof. The Board may appoint a Chairman of the Board and, if the Board so designates, the Chairman of the Board may be an officer of the Corporation. Any number of offices may be held by the same person.
     SECTION 4.2. Election. The officers of the corporation, except such officers as may be appointed or elected in accordance with the provisions of Sections 4.3 or 4.5 hereof, shall, be chosen annually by the Board at the first meeting thereof held after the annual meeting of stockholders, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

     SECTION 4.3. Other Officers. In addition to the officers chosen annually by the Board at its first meeting, the Board also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify and each of whom shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.
     SECTION 4.4. Removal and Resignation. Any officer may be removed, either with or without cause, by resolution of the Board passed by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.
     SECTION 4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.
ARTICLE V: Contracts, Checks, Drafts, Bank Accounts, Etc.
     SECTION 5.1. Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.
     SECTION 5.2. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.
     SECTION 5.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.
     SECTION 5.4. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI: Shares and Their Transfer
     SECTION 6.1. Certificates for Stock; Uncertificated Shares; Stock Records. The shares of stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware.
     (a) Certificates for Stock. Every owner of stock of the Corporation, upon written request to the transfer agent or the registrar of the Corporation, shall be entitled to have a certificate or certificates for shares of stock, to be in such form as the Board shall prescribe, certifying the number and class or series of shares of the stock of the Corporation owned by such owner. The certificates representing shares of such stock shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Secretary or the Treasurer. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates, or, upon request, uncertificated shares of stock, shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.4 hereof.
     (b) Uncertificated Shares. Shares of stock of the Corporation may be evidenced by registration in the owner’s name in uncertificated form on the books of the Corporation. To the extent provided by applicable law, within a reasonable time after the issuance or transfer of uncertificated shares of stock, the Corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates representing shares of that class or series of stock, or a statement that the Corporation will furnish without charge to each registered owner thereof who so requests, the powers, designations, preferences and relative rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by applicable law, the rights and obligations of the owners of uncertificated shares of stock and the rights and obligations of the owners of certificated shares of stock of the same class and series shall be identical.
     (c) Stock Records. A record shall be kept of the respective names of the persons, firms or corporations owning shares of the Corporation’s stock, whether certificated or uncertificated, the number and class or series of shares owned thereby, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.
     SECTION 6.2. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney-in-fact thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.3 hereof, and, in the case of certificated shares of stock, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions, payment of all taxes thereon and compliance with appropriate procedures for transferring shares in uncertificated form. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the shares, whether certificated or uncertificated, shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.
     SECTION 6.3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and, in the case of certificated shares of stock, may require all such certificates to bear the signature or signatures of any of them.
     SECTION 6.4. Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another certificate of stock may be issued in its place, or, at the request of the holder thereof, uncertificated shares of stock may be issued in its place, upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate, or, upon request, uncertificated shares of stock, may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.
     SECTION 6.5. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange or stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, than the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
ARTICLE VII: Indemnification
     SECTION 7.1. Scope of Indemnification. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law; as the same exists or may hereinafter be amended (the “Delaware Law”), and by the Certificate of Incorporation, any person (or the estate of any person) who is or was a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation may enter into indemnification agreements with any one or more of its directors, officers, employees and agents upon resolution duly adopted by the Board of Directors. Such agreements may indemnify such persons to the fullest extent permissible under law.
ARTICLE VIII: Miscellaneous
     SECTION 8.1. Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words showing that he Corporation was incorporated in the State of Delaware.
     SECTION 8.2. Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.
     SECTION 8.3. Amendments. Except as otherwise provided herein or in the Certificate of Incorporation, these Bylaws or any of them may be altered, amended, repealed or rescinded and new Bylaws may be adopted by the Board, or by the stockholders at any annual or special meeting of stockholders provided that notice of such proposed alteration, amendment, repeal, rescission or adoption is given in the notice of such meeting.
     SECTION 8.4. Representation of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President or the Secretary or any Vice President of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf or the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by such officers.
     SECTION 8.5. Jurisdiction for Stockholder Suits. Any action brought by any stockholder against the Corporation or against any officer, director, employee, agent or advisor of the Corporation, including without limitation any such action brought on behalf of the Corporation, shall be brought solely in a court of competent jurisdiction located in the State of Delaware.

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